SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – October 25, 2004

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.    Results of Operations and Financial Condition.

On October 26, 2004, Lockheed Martin Corporation announced its financial results for the quarter ended September 30, 2004. The press release is furnished as Exhibit 99.1 to this Form. The information furnished pursuant to this Item 2.02, including Exhibit 99, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 8.01.    Other Events.

On October 25, 2004, Lockheed Martin issued a press release announcing that it has commenced cash tender offers for up to $850 million in aggregate principal amount of two of its outstanding debt issues, namely, its 7.70% Notes due 2008 and a portion of its 8.20% Notes due 2009. A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Lockheed Martin Corporation Press Release dated October 26, 2004 (earnings release for third quarter ended September 30, 2004).

99.2	Lockheed Martin Corporation Press Release dated October 25, 2004 (announcing debt tender offers).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

/s/ Rajeev Bhalla
Rajeev Bhalla
Vice President and Controller

October 26, 2004

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Index to Exhibits

Exhibit No.	Description

99.1	Lockheed Martin Corporation Press Release dated October 26, 2004 (earnings release for third quarter ended September 30, 2004).

99.2	Lockheed Martin Corporation Press Release dated October 25, 2004 (announcing debt tender offers).

All information in this release is as of October 25, 2004. Lockheed Martin undertakes no duty to update any forward-looking statement to reflect subsequent events, actual results or changes in the Corporation’s expectations.